Exhibit 99.1

SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AGREEMENT AND RELEASE (this “Agreement”) is entered into as of the 15th day of January, 2010 by and between JAMES R. KLEIN (“Mr. Klein”), and QUADRAMED CORPORATION, a Delaware corporation (“QuadraMed” or the “Company”).

WHEREAS, Mr. Klein was employed by the Company as an officer pursuant to the terms and conditions of that certain Employment Agreement, dated on or about August 1, 2005, as amended by (i) that certain Amendment of Employment Agreement dated March 26, 2008, between Mr. Klein and the Company and (ii) that certain Second Amendment of Employment Agreement dated May 12, 2009, effective April 29, 2009, between Mr. Klein and the Company (collectively, the “Employment Agreement”), and in connection with such employment, Mr. Klein has received and continues to hold options to purchase a total of 80,000 shares of Common Stock of the Company (the “Options”).

WHEREAS, Mr. Klein’s employment as Senior Vice President, Product Management and Chief Technology Officer, is being terminated by “Involuntary Termination” as defined in the Employment Agreement.

WHEREAS, as of Mr. Klein’s termination, the Company has announced a business transaction that would constitute a “Change in Control” as defined in the Employment Agreement.

WHEREAS, Mr. Klein and the Company wish to enter into an agreement concerning his separation from employment with the Company.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, Mr. Klein and the Company acknowledge and agree as follows:

1.	TERMINATION OF EMPLOYMENT AGREEMENT. The parties hereto agree that Mr. Klein’s employment with the Company was terminated effective as of December 30, 2009 (the “Termination Date”). In exchange for the payments, benefits, and other agreements of the Company set forth in this Agreement, Mr. Klein hereby agrees that, except as provided in Section 11 of this Agreement, the Employment Agreement is hereby terminated and canceled effective as of the Termination Date with no compensation, benefits, damages, obligations or other payments owing to Mr. Klein thereafter (other than as specifically set forth in this Agreement).

2.	CONSIDERATION TO MR. KLEIN. The Company shall make the following payments and provide the following additional benefits and consideration to Mr. Klein, subject to Section 3 hereof.

a.	SEVERANCE BENEFIT. As payment in full of its obligations under the Employment Agreement to pay severance benefits upon an Involuntary Termination, the Company will pay to Mr. Klein $315,000, in cash, paid in accordance with the Company’s payroll schedule over the twelve (12) month period following the Termination Date.

b.	ADDITIONAL SEVERANCE BENEFIT. In the event that the Company consummates a Transaction that constitutes a Change in Control within ninety (90) days of the Involuntary Termination, in addition to the severance benefit provided in Section 2(a), the Company will pay to Mr. Klein an aggregate cash amount equal to $472,500, less any amounts paid to Mr. Klein prior to such Change in Control pursuant to Section 2(a). This amount will be paid in accordance with the Company’s payroll schedule over the twelve (12) month period following such Change in Control.

c.	WELFARE BENEFIT. The Company will continue for a period of twelve (12) months after the Termination Date all welfare benefits (other than life insurance, disability and severance plan benefits) to which Mr. Klein was entitled pursuant to his Employment Agreement prior to the Termination Date.

d.	OPTIONS. Schedule 1 attached hereto accurately reflects all Options and other rights to acquire shares of the Company’s capital stock owned by Mr. Klein as of the date of this Agreement. On the Termination Date, all Options shall otherwise remain subject in all respects to the terms of the option plans or other instruments applicable thereto, and shall remain exercisable as provided in Schedule 1.

Upon a Change in Control, the Company shall have the authority under the terms of the option plans or other instruments applicable thereto, to cancel all of Mr. Klein’s then outstanding Options, if any, as of the effective time of such Change in Control and convert them into the right to receive an amount in cash, payable at the effective time of such Change in Control transaction or as soon as practicable thereafter, equal to the product of (i) the number of shares of common stock of the Company subject to such Options multiplied by (ii) the amount, if any, by which the Change in Control transaction consideration exceeds the exercise price per share of such Options, less any applicable tax withholdings. Mr. Klein hereby consents to such actions and waives any and all rights or claims with respect to the Options that he may have against the Company or any party engaged in a Change in Control transaction with the Company, and their respective affiliates, shareholders, directors, officers and employees.

e.	INDEMNIFICATION; D&O INSURANCE. Notwithstanding his termination of employment with the Company, Mr. Klein (i) shall continue to be entitled to the indemnification rights afforded under the Company’s Fourth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and that certain Indemnification Agreement between Mr. Klein and the Company dated as of September 30, 2008 (the “Indemnification Agreement”), and (ii) shall remain covered under the Company’s Directors’ and Officers’ Insurance (“D&O INSURANCE”) policy until December 30, 2015, on no less favorable terms than are provided to similarly situated officers of the Company, with respect to acts occurring prior to the Termination Date, and the Company agrees that such D&O Insurance policy shall have policy limits at least as high as the Company’s existing policy.

3.	Mr. Klein acknowledges that, pursuant to the terms of the Employment Agreement, his entitlement to the benefits outlined above are conditioned on his execution of this Agreement, including the release provisions of Sections 4, 5, 6 and 7, and compliance with his post-termination covenants, including those set forth in Section 11.

4.

Mr. Klein hereby releases and discharges the Company and each and every one of its former or current directors, officers, employees, members, agents, successors, predecessors, subsidiaries, assigns, members, affiliates, and attorneys (hereinafter the “Released Parties”) of and from all causes of action (“Claims”), known or unknown, in law or equity, which Mr. Klein or his heirs, executors, administrators, assigns, agents, representatives or attorneys ever had or now has by reason of any matter, cause or thing whatsoever at any time up to and including the date of execution of this Agreement, arising under federal, state or local law or ordinance. This release includes, but is not limited to, Claims arising under applicable tort, contract or personal injury laws, the federal and state laws known as Title VII of the Civil Rights Acts of 1964 and 1991 (jointly, “Title VII”), the Americans With Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Consolidated Omnibus Budget Reconciliation Act, the Employee Retirement Income Security Act of 1974 (“ERISA”) (other than claims for accrued benefit(s) to which Employee has a non-forfeitable right under any ERISA pension benefit plan), and the Virginia anti-discrimination and wage-payment statutes. This release includes, but is not limited to, any claim Mr. Klein or his counsel may have, or had, for payment of attorney’s fees or reimbursement of expenses.

5.	The Company and the Released Parties hereby release and discharge Mr. Klein and his heirs, executors, administrators, assigns, agents, representatives or attorneys of and from all Claims, known or unknown, in law or equity, which the Company or the Released Parties ever had or now have by reason of any matter, cause or thing whatsoever at any time up to and including the date of execution of this Agreement, arising under federal, state or local law or ordinance. This release includes, but is not limited to, Claims arising under applicable tort, contract or personal injury laws or theories. This release includes, but is not limited to, any claim the Company or the Company’s counsel may have, or had, for payment of attorney’s fees or reimbursement of expenses.

6.	The release set forth in Section 4 does not include claims that cannot be waived as a matter of law. It is also agreed that Mr. Klein does not waive his rights (such rights and the enforcement thereof shall not be “Claims” hereunder) (a) to coverage under any directors and officers insurance policy, (b) for indemnification pursuant to QuadraMed’s Certificate of Incorporation or Bylaws, the Indemnification Agreement or any applicable Virginia or Delaware law, statute, regulation, ordinance or constitutional or public policy provisions, in each case, as in effect on the date of this Release for acts or omissions occurring or alleged to have occurred during Mr. Klein’s employment or other service to QuadraMed, (c) as a shareholder, or (d) to enforce the Separation Agreement.

7.	Except as provided in this Agreement, Mr. Klein agrees that, absent compulsion of court order, he will not sue or otherwise institute, cause to be instituted, or in any way voluntarily participate or assist in the prosecution of, any complaints against the Company or any of the Released Parties by any non-governmental third party in any federal, state, or other court, administrative agency or other forum concerning any claims released herein. Mr. Klein affirms that he is waiving all rights to, and will not participate in, any award obtained in connection with any subsequent complaint, charge, or lawsuit filed against the Released Parties by any person.

8.	As stated in Section 4 above, this waiver and release specifically applies to any and all causes of action under the ADEA (and similar statutes under state and local laws), except for a legal challenge to the validity of this ADEA waiver and release. Mr. Klein acknowledges that part of the consideration set forth in Section 2 above is provided specifically in order to secure this waiver of age-related claims.

9.

COOPERATION AND ASSISTANCE. Mr. Klein acknowledges that he may have historical information or knowledge that may be useful to the Company in connection with current or future legal, regulatory or administrative proceedings. Mr. Klein will reasonably cooperate with the Company in the defense or prosecution of any such claims that relate to events or occurrences that transpired during Mr. Klein’s employment with the Company. Mr. Klein’s cooperation in connection with such claims or actions shall include being reasonably available, subject to his other business and personal commitments, to meet with counsel to prepare for discovery or trial and to testify truthfully as a witness when reasonably requested by the Company at reasonable times and with reasonable advance notice to Mr. Klein. The Company will reimburse Mr. Klein for (a) if Mr. Klein is not solely employed as a consultant, any actual loss of compensation from Mr. Klein’s then current employer as a result of his cooperation under this Section 9 and any actual loss of compensation (not including travel and other expenses) if Mr. Klein is unable to perform any previously scheduled consulting services as a result of his cooperation under this Section 9, (b) if Mr. Klein is solely employed as a consultant and unable to perform any consulting services as a result of his cooperation under this Section 9, an amount equal to the number of hours spent by Mr. Klein in cooperating with the Company under this Section 7 multiplied by $100, and (c) in either event, any reasonable out-of-

pocket expenses, including the reasonable fees of Mr. Klein’s personal attorney, incurred by Mr. Klein in connection with such cooperation.

10.	RETURN OF PROPERTY; ADMINISTRATIVE SUPPORT. Except as otherwise agreed to by the Company in writing, Mr. Klein expressly agrees that, promptly after the Termination Date, he will return to the Company all Company property, including, but not limited to, any and all files, computers, computer equipment and software and disks, documents, papers, records, accords, notes, agenda, memoranda, plans, and other books and records of any kind and nature whatsoever containing information concerning the Company or its customers or operations. Notwithstanding the foregoing, Mr. Klein shall not be required to return his rolodexes, personal diaries, calendars or correspondence or other documents or property that was given to his with the intention that it would become his property.

11.	POST-TERMINATION COVENANTS. Notwithstanding anything in this Agreement to contrary, the provisions of Sections 12, 13 and 14 of the Employment Agreement shall survive the termination of the Employment Agreement and shall otherwise remain in full force and effect in accordance with their terms, including but not limited to the duration of their survival.

12.	NO ADMISSION AND NON-DISPARAGEMENT. Nothing in this Agreement shall be deemed to constitute an admission or evidence of any wrongdoing or liability on the part of the Company or Mr. Klein and the parties agree that neither this Agreement nor any of the terms or conditions contained herein may be used in any future dispute or proceeding between the parties except one to enforce the terms of this Agreement. Mr. Klein will not provide any disparaging information about the Company to any person or entity who is not a party to this Agreement.

13.	TAX AND WITHHOLDING. Any federal, state and/or local income, personal property, franchise, excise or other taxes owed by Mr. Klein as a result of the payments or benefits provided under the terms of this Agreement shall be the sole responsibility and obligation of Mr. Klein. The parties hereto agree and acknowledge that the Company shall have the right to withhold from any payments made to Mr. Klein any and all amounts that are necessary to enable the Company to satisfy any withholding or other tax obligation that arises in connection with such payments or benefits, and the Company shall report any such amounts that it determines are compensation income on Form W-2.

14.	NO ORAL MODIFICATION. This Agreement may not be changed orally and no modification, amendment or waiver of any provision contained in this Agreement, or any future representation, promise or condition in connection with the subject matter of this Agreement shall be binding upon any party hereto unless made in writing and signed by both parties.

15.	RESOLUTION OF DISPUTES. Any disputes under or in connection with this Agreement shall, at the election of either party, be resolved by arbitration, to be held in Reston, Virginia in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. In any action or proceeding brought in connection with this Agreement, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses. Notwithstanding the foregoing, any controversy which may arise between Mr. Klein and the Company with respect to the construction, interpretation or application of any of the terms, provisions, covenants or conditions of the Confidentiality Agreement shall be subject to the terms for dispute resolution provided in the Confidentiality Agreement.

16.

INTEGRATION. This Agreement is entered into without reliance upon any statement, representation, promise, inducement or agreement not expressly contained within the terms hereof. This Agreement and the provisions of the Employment Agreement referenced in Section 11 of this Agreement that survive termination of the Employment Agreement constitute the entire agreement between the parties and supersedes all prior oral or written agreements concerning their employment relationship, regardless of the adequacy of consideration. The Company shall have no obligation to make any payment or do any act other than as specifically set forth herein. The terms of this Agreement are contractual and not mere recitals.

17.	SEVERABILITY. If any court of competent jurisdiction holds any provision of this Agreement or all or any portion of the Confidentiality Agreement invalid or unenforceable, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement or the Confidentiality Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

18.	GOVERNING LAW. This Agreement is made and entered into, and shall be subject to, governed by, and interpreted in accordance with the laws of the Commonwealth of Virginia and shall be fully enforceable in the courts of that state, without regard to principles of conflict of laws.

19.	SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, administrators, representatives, executors, successors and permitted assigns, including but not limited to (i) with respect to the Company, any entity with which the Company may merge or consolidate or to which the Company may sell all or substantially all of its assets, and (ii) with respect to Mr. Klein, his executors, administrators, heirs and legal representatives.

20.	COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the effect of a signed original.

21.	REVOCATION. In accordance with the Older Workers Benefits Protection Act amendments to the Age Discrimination in Employment Act, the Company will hold this offer open for twenty one (21) days from December 30, 2009. In addition, Mr. Klein may revoke this Agreement at any time within seven (7) days after he signs it. Any revocation must be in writing and delivered to the Company within eight (8) days of signing this Agreement.

22.	EFFECTIVE DATE. Because of Mr. Klein’s right to revoke this Agreement (as set forth in Section 21 above), this Agreement shall become effective upon the expiration of the revocation period. Mr. Klein will not be paid any monies under this Agreement before its effective date.

23.	ACKNOWLEDGMENT OF KNOWING AND VOLUNTARY RELEASE. Mr. Klein acknowledges that he has read and understood the terms of this Agreement and that he is executing it voluntarily.

24.	ADVICE OF COUNSEL. Mr. Klein acknowledges that he has been encouraged, and has had the opportunity, to consult with counsel of his choice regarding this Agreement.

25.	NOTICES. Any notice required to be given under this Agreement shall be deemed sufficient, if in writing, and sent by certified mail, return receipt requested, via overnight courier, or hand delivered to the Company at 12110 Sunset Hills Road, Reston, Virginia 20190, and to Mr. Klein at [ADDRESS].

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have executed this Separation Agreement as of the date first above written.

QUADRAMED CORPORATION

By:	/s/ Duncan W. James
Name:	DUNCAN W. JAMES
Title:	Chief Executive Officer

/s/ James R. Klein
JAMES R. KLEIN

Schedule 1

Options

	Number of Options	Exercise Price ($)	Grant Date	Expiration Date
	40,000	$8.70	8/1/2005	12/30/2010
	10,000	$8.50	2/6/2006	12/30/2011
	30,000	$15.95	6/7/2007	12/30/2011

Total:	80,000